Exhibit 10.25

THIS STANDARD WAREHOUSE LEASE AGREEMENT (sometimes hereinafter referred to as the "Lease") made and entered into this 25 day of September 2012 (“Effective Date”), by and between PERC ENTERPRISES | 72ND WAREHOUSES     (hereinafter called "Landlord"), whose address for the purpose hereof is

169  EAST  FLAGLER  STREET,  PENTHOUSE,  MIAMI,  FL.  33131  and  CLR  ROASTERS,  INC.,  a

 Florida Limited Liability Company (bearing Florida Dept. of State Document Number :

           L07000102507 ),  (hereafter called "Tenant"), whose address for purposes hereof is 2131 NW 72nd Avenue, Miami, FL 33122 .

  WITNESSETH DEMISED PREMISES

1. Subject and upon the terms, provisions, covenants and conditions hereinafter set forth, and each in consideration of the duties, covenants and obligations of the other hereunder. Landlord does hereby lease, demise and let to Tenant and Tenant does hereby lease, demise and let from Landlord those certain premises (hereinafter sometimes called the "Premises" or "Demised Premises") in the building known as PERC ENTERPRISES : 72ND WAREHOUSES (hereinafter called the "Building") located at2131 NW 72nd Avenue, Miami, FL 33122containing approximately    24,850

            square feet of Net Rentable Area (hereinafter defined) of the Building constituting a proportionate share of 41.5% of the Building. The amount of Net Rentable Area, as provided herein, is stipulated and agreed to by Landlord and Tenant.

The term "Net Rentable Area", as used herein shall refer to (i) in the case of a single tenancy floor, all space measured from the inside surface of the outer glass of the Building to the inside surface of the opposite outer wall, excluding only the areas ("Service Areas") within the outside walls used for building stairs, fire towers, elevator shafts, flues, vents, pipe shafts and vertical ducts, but including any such areas which are for the specific use of the particular tenants such as special stairs or elevators, and (ii) in the case of a multi-tenancy floor, all space within the inside surface of the outer glass enclosing the tenant occupied portion of the floor and measured to the midpoint of the walls separating the areas leased by or held for lease to other tenants or for areas devoted to corridors, elevator foyers, rest rooms and other similar facilities for the use of all tenants on the particular floor (herein called "Common Areas"), but including a proportionate part of the Common Areas located on such floor.

No reductions from Net Rentable Areas are made for columns necessary to the Building. The Net Rentable Areas in the Demised Premises and in the Building have been calculated on the basis of the foregoing definition and are hereby stipulated above as to the Demised Premises, whether the same should be more or less as a result of minor variations resulting from actual construction and completion of the Demised Premises, for occupancy so long as such work is done substantially in accordance with the approved plans.

TERM

2. This Lease shall be for the term of two (2) years commencing  FEBRUARY 01, 2013   and ending on the 31 day of JANUARY, 2015 , (hereinafter sometimes referred to as the "Lease Term" or "Term") unless sooner terminated or extended as provided herein.

If the Landlord is unable to give possession of the Demised Premises on the date of the commencement of the aforesaid Lease Term by reason of the holding over of any prior tenant or tenants or any other reasons, an abatement or diminution of the rent to be paid hereunder shall be allowed Tenant under such circumstances until possession is given to Tenant, but nothing herein shall operate to extend the initial Term of the lease beyond the agreed expiration date, and said abatement in rent shall be the full extent of Landlord's liability to Tenant for any loss or damage to Tenant on account of said delay in obtaining possession of the Premises. There shall be no delay in the commencement of the term of this Lease and/or payment of rent when Tenant fails to occupy premises when same are ready for occupancy, or when Landlord shall be delayed in substantially completing such Demised Premises as a result of:

(a) Tenant's failure to promptly furnish working drawings and plans as required or

(b)	Tenant's failure to approve cost estimates within one (1) week or

(c)	Tenant's failure to promptly select materials, finishes, or installation or

(d)	Tenant's changes in plans (notwithstanding Landlord's approval of any such changes), or

(e) Any other act of omission by Tenant or its Agents, or failure to promptly make other decisions, necessary to the preparation of the Demised Premises for occupancy.

The commencement of the Term and the payment of rent shall not be affected, delayed or deferred on account of any of the foregoing. For the purpose of this paragraph, the Demised Premises shall be deemed substantially completed and ready for occupancy by Tenant when Landlord's Supervising Architect certifies that the work required of Landlord, if any, has been substantially completed in accordance with said approved plans and specifications.

Taking possession of the Demised Premises by Tenant shall be conclusive evidence as against Tenant that the Demised Premises were in good and satisfactory condition when possession was taken.

If Tenant, with Landlord's consent, shall occupy the Demised Premises prior to the beginning of the Lease Term as specified herein above, all provisions of this Lease shall be in full force and effect commencing upon such occupancy, and Tenant shall pay rent for such period at the same rate herein specified.

BASE RENT

3. Tenant agrees to pay Landlord a total "Base Rent" of Three Hundred Ninety-Two Thousand Eight Hundred Seventy-Eight and 50/100 Dollars ($392,878.50) in equal monthly installments every calendar month of the Term of this Lease, without any offset or deduction whatsoever, in lawful (legal tender for public or private debts) money of the United States of America, at the Management Office for the Building or elsewhere as designated from time to time by Landlord's written notice to Tenant, as follows:

Year 1	$16,048.96/month	$192,587.50/year
Year 2	$16,690.92/month	$200,291.00/year

The balance of the total Base Rental is payable in equal monthly installments as specified above, on the first day of each month hereinafter ensuing, the first of which shall be due and payable on August 01, 2012. If the Term of this Lease commences on any day of a month excepting the first day, Tenant shall pay Landlord rental as provided for herein for such commencement month on a pro rate basis (such proration to be based on the actual number of days in the commencement month), and the first month's rent paid by Tenant, if any, upon execution of this Lease shall apply and be credited to the next full month's rent due hereunder. Rental for any partial month of occupancy at the end of the Term of this Lease will be prorated, such proration to be based on the actual number of days in the partial month.

In addition to Base Rental, Tenant shall and hereby agrees to pay to Landlord each month a sum equal to any sales tax, tax on rentals and any other charges, taxes and/ or impositions now in existence or hereafter imposed based upon the privilege of renting the space leased hereunder or upon the amount of rentals collected therefor. Nothing herein shall, however, be taken to require Tenant to pay any part of any Federal and State Taxes on income imposed upon Landlord

FIXED ANNUAL RENT

4. Tenant agrees to pay the Fixed Annual Rent during the Term in equal monthly installments, on or before the first day of each month in advance, at the office of Landlord or at such other place designated by Landlord, without any notice or demand therefor, and without any abatement, deduction or setoff whatsoever. The Fixed Annual Rent shall be an additional four per cent (4%) of the prior year’s amount.

All Fixed Annual Rent and additional rent shall be made payable to:

PERC ENTERPRISES

C/O TILIA REAL ESTATE

169 East Flagler Street Penthouse
Miami, FL  33131,

or at such other address designated in writing by Landlord.

As used  herein, the term "Lease Year"  is defined  as the twelve (12) month period beginning with the Commencement Date and succeeding anniversaries thereof.

ADDITIONAL RENT

5. Tenant shall pay, as additional rent, all sums of money other than base rent or other impositions specifically set forth herein as “additional rent,” whether or not such sums are due and payable to Landlord or to a third party, and regardless of whether such sums are designated as Additional Rent. Landlord shall have the same rights and remedies for Tenant’s failure to pay Additional Rent as for Tenant’s failure to pay any Base Rent. “Rent” shall mean and include Base Rent and all Additional Rent.

TIME OF PAYMENT

6. Tenant agrees: that Tenant will promptly pay said rents (Base Rental as the same may be adjusted from time to time and Additional Rent) at the time and place stated above; that Tenant will pay charges for work performed on order of Tenant and any other charges that accrue under this Lease; that if any part of the rent or above mentioned charges shall remain due and unpaid for five days next after the same shall become due and payable, Landlord shall have the option (in addition to all other rights and remedies available to it by law or equity) of declaring the balance of the entire rent of the entire term of this Lease to be immediately due and payable, and Landlord may then proceed to collect all of the unpaid rent called for by this Lease by distress or otherwise. If the Landlord agrees to accept a rental installment more than five days after its due date, Tenant shall pay, as additional rent, a late charge equal to 10% of the delinquent rental installment.

Tenant shall be assessed a fee of $125 for any returned check which may not be honored at either Tenant's bank or Landlord's bank.

SECURITY DEPOSIT

7.1 Payment of Security Deposit. Tenant currently has Nineteen Thousand Six Hundred Seventy-Four and 88/100 Dollars ($19,674.88) on deposit with Landlord from its previous Lease at the Premises which shall extend to this Lease. Tenant shall deposit an additional Thirteen Thousand Seven Hundred Six and 95/100 ($13,706.95) as Security Deposit for a Total Security Deposit of Thirty-Three Thousand Three Hundred Eighty-One and 83/100 ($33,381.83).

7.2 Application of Security. If Tenant defaults in its payment of Rent or performance of any of its other obligations under this Lease, and any renewals or extensions thereof, Landlord may, at its sole option, whether before or after enforcing its remedies against the Tenant in accordance with the terms of this Lease retain, use, or apply the whole or any part of the Security to the extent required for payment of any:

a)	Base Rent;

b)	Additional Rent;

c)	Any other amounts Tenant is obligated to pay under the Lease;

d)	Any amount that Landlord may expend or may be required to expend by reason of Tenant’s Default of this Lease;

e)
Loss or damage that Landlord may suffer by reason of Tenant’s default, including, without limitation, any damages incurred by Landlord or deficiency resulting from the reletting of the Premises, whether such damages or deficiency accrues before or after summary proceedings or other reentry by Landlord; or

f)	Costs incurred by Landlord in connection with the cleaning or repair of the Premises upon expiration or earlier termination of this Lease.

7.3	Remedies Not Affected by Security.

(i) In no event shall Landlord be obligated to apply the Security. In addition, the application of the Security is not a prerequisite to Landlord’s right to resort to its remedies against Tenant under any terms of the Lease hereof or by law or in equity; and

(ii) Landlord’s right to resort to its remedies in accordance with the terms of this Lease, including, but not limited to, its right to bring an action or special proceedings to recover damages, or obtain possessions of the Premises, whether before or after Landlord terminates this Lease for nonpayment of Rent or for any other reason, or by law or in equity, shall not be affected by Landlords decision not to apply the security.

7.4 Security Does Not Limit Damages. The Security shall not be a limitation on Landlord’s damages or the other rights and remedies available under this Lease, or at law or equity; nor shall the Security be a payment of liquidated damages.

7.5  Security Is Not Advance on Rent. The Security shall not be an advance payment of the Rent.

7.6 Restoration of Used Portion. If Landlord uses, or applies or retains all or any portion of the Security, Tenant shall restore the Security to its original amount within five (5) days after written demand from Landlord. Tenant shall be in Default of this Lease if Tenant fails to timely comply with this Paragraph.

7.7 Security May Be Commingled. Landlord shall not be required to keep the Security separate from its own funds, and may commingle the Security with its own funds, except as required by law.

7.8 Security Not Held in Trust. Landlord shall have no fiduciary responsibilities or trust obligations whatsoever with regard to the Security and shall not assume the duties of a trustee for the Security except as required by law.

7.9 No Interest –Bearing Account Required. Landlord shall not be required to keep the Security in an interest- bearing account, except required by law. If Landlord keeps the Security in an interest-bearing account, Landlord shall receive all of the interest that accrues.

7.10 Return of Security. Provided that Landlord has determined, in its sole discretion, that Tenant has fully and faithfully complied with all the terms, provisions, covenants, and conditions of this Lease, and any modification, extension, or renewal thereof, Landlord shall return any unused part of the Security to Tenant within sixty (60) days after the expiration or earlier termination of the Lease.

7.11 Sale or Lease of Landlord’s Interest. In the event of a sale or foreclosure of the Property or the Building, or any part thereof which includes the Premises, or a lease of the Building, Landlord shall have the right to transfer the Security to the purchaser or tenant, as the case may be, and Landlord shall thereupon be released by Tenant from all liability for the return of the Security; and Tenant agrees to look solely to the purchaser or tenant for the return of the Security.

7.12	No Encumbrances on Security. The Security shall not be mortgaged or encumbered by Tenant, and neither Landlord nor its successors or assigns shall be bound by any such mortgage or encumbrance.

7.13 Security Doesn’t Make Lease Effective. The acceptance by Landlord of the Security submitted by Tenant shall not render this Lease effective unless and until Landlord delivers to Tenant a fully executed copy of this Lease.

USE

8. The Tenant will use and occupy the Demised Premises for the following use or purpose and for no other use or purpose: Wholesale of Packaged Coffee Products and related offices. Tenant covenants that it has verified its Use is permitted in the Building by the city in which the Premises is located and applicable governmental and/or quasi- governmental authorities and is in conformity with all covenants, conditions and restrictions which the Building is subject to, and expressly takes the Premises subject to all governmental and/or quasi-governmental rules and regulations and all covenants, conditions and restrictions by which the Building and its occupants are subject to.

QUIET ENJOYMENT

9. Upon Payment of the Tenant of the rents herein provided, and upon the observance and performance of all terms, provisions, covenants and conditions on Tenant's part to be observed and performed, Tenant shall, subject to all the terms, provisions, covenants and conditions of this Lease Agreement, peaceably and quietly hold and enjoy the Demised Premises for the Terms hereby demised.

REAL ESTATE TAXES

10. (a) Tenant shall pay to the Landlord its proportionate share of any and all increases in Real Estate Taxes (as defined below) relating to the Premises that exceed the Real Estate Taxes paid during the base year of 2012 (the "Base Year”), within twenty (20) days’ written demand therefor, or the Landlord shall be entitled at any time or times in any calendar year, upon at least twenty (20) days’ prior written notice to the Tenant to require the Tenant to pay to the Landlord the estimated increase in said Real Estate Taxes (over the Base Year) for such calendar year in equal monthly installments. Such monthly amount shall be determined by dividing the estimated increase in the Real Estate Taxes (over the Base Year) by the number of months for the period from January 1st in each calendar year of the Term until the due date of the final installment of Real Estate Taxes as established by the applicable taxing authority from time to time in each calendar year (“Installment Period”) and shall be paid by the Tenant to the Landlord, monthly as Additional Rent, on the date of payment of monthly rental payments during the Installment Period. All amounts received under this provision in any calendar year on account of the estimated amount of such Real Estate Taxes shall be applied by the Landlord in payment of the actual amount of such increase in Real Estate Taxes for such calendar year (over the Base Year) . If the amount received is less than the actual Real Estate Taxes, the Tenant shall pay any deficiency to the Landlord as Additional Rent within twenty (20) days following receipt by the Tenant of notice of the amount of such deficiency. If the amount received is greater than the actual increase in Real Estate Taxes (over the Base Year), the Landlord shall either refund the excess to the Tenant as soon as possible after the end of the calendar year in respect of which such payments were made or, at the Landlord’s option, shall apply such excess against any amounts owing or becoming due to the Landlord by the Tenant.

(b) The term "Real Estate Taxes" shall mean all general and special taxes and assessments (including special improvement assessments) whether ad valorem or non ad valorem, foreseeable or unforeseeable, or ordinary or extraordinary, levied, assessed or imposed at any time by any governmental body or authority upon or against the Premises and this Lease. "Real Estate Taxes" shall not include any of Landlord's franchise, business privilege, payroll, or federal or state income tax or any estate or inheritance taxes, gross receipts tax, capital stock or franchise tax, or value added tax. Tenant shall only be responsible for Real Estate Taxes imposed for tax years (or the pro rata portion thereof for partial tax years) during the Term of this Lease and any Option Periods, and hold-over periods hereof. A "tax year" shall be deemed to be a calendar year, notwithstanding the assessment or collection thereof on a different basis by any taxing authority. Tenant shall not be responsible for any penalties incurred or increased payments required as a result of Landlord’s failure, inability or unwillingness to make payments and/or to file any tax or informational returns prior to delinquency.

(c) Tenant may, at its sole cost and expense, contest any assessment or levy of Real Estate Taxes, provided that Tenant either pays such Real Estate Taxes under protest or deposits with Landlord, prior to the date on which the Real Estate Taxes are due and payable, an amount which is necessary to pay the total amount of such Real Estate Taxes, together with all penalties and interest, in the event that such contest is unsuccessful. To the extent necessary therefor, Landlord (at Tenant's expense) will consent to execute such documents and participate in such proceedings as may be reasonably necessary. If Landlord also elects to contest Real Estate Taxes, the parties shall cooperate in order to coordinate such contest of Real Estate Taxes. At the conclusion of any such contest, Tenant shall pay the charge contested to the extent it is held valid, together with all court costs, interest, penalties and other expenses relating thereto and will indemnify and hold harmless Landlord from any costs, expenses and damages incurred in connection with such proceedings, including reasonable attorneys' fees. Nothing herein contained, however, shall be construed as to allow such items to remain unpaid for such length of time as shall permit the Premises (or any part thereof) to be sold by governmental, city or municipal authorities for the non-payment of the same. Despite contesting Real Estate Taxes, Tenant shall be responsible for all other charges and payments due under this Lease.

(d) Landlord (at Tenant's expense) will cooperate with Tenant, execute such documents and participate in such proceedings as may be reasonably necessary for Tenant to qualify for and obtain any available abatements of Real Estate Taxes, or other municipal inducements available to Tenant in connection with Tenant’s decision to locate its business in the Premises.

INSURANCE PREMIUMS

11. If the Landlord's insurance premiums exceed the standard premium rates because the nature of Tenant's operation results in extra hazardous exposure, then the tenant shall, upon receipt of appropriate invoices from Landlord, reimburse Landlord for such increase in premiums. It is understood and agreed between the parties hereto that such increase in premiums shall be considered as rent due and shall be included in any lien for rent.

Tenant shall pay to the Landlord its proportionate share of any and all increases in the premiums for the insurance policies maintained by Landlord under Section 49 herein (the “Insurance Costs”) that exceed the insurance premiums relating to the Premises during the Base Year of 2012 within twenty (20) days written demand therefore, or the Landlord shall be entitled at any time or times in any calendar year to cause Tenant to pay estimated increases monthly (to be reconciled annually based on actual Insurance Costs) in the same manner as for monthly payments of Real Estate Taxes as described above.

RULES AND REGULATIONS

12. Tenant agrees to comply with all rules and regulations Landlord may adopt from time to time for operation of the Building and protection and welfare of Building, its tenants, visitors and occupants. The present rules and regulations, which Tenant hereby agrees to comply with, entitled "Rules and Regulations" are attached hereto and are by this reference incorporated herein. Any future rules and regulations shall become a part of this Lease, and Tenant hereby agrees to comply with the same upon delivery of a copy thereof to Tenant, provided the same do not materially deprive Tenant of its rights established under this Lease.

GOVERNMENTAL REQUIREMENTS

13. Tenant shall faithfully observe in the use of the Demised Premises all municipal and county ordinances and codes state and federal statutes now in force or which may hereafter be in force. In the event, Tenant shall violate any municipal and county report, Tenant shall indemnity and hold Landlord harmless for any loss, including any costs or attorneys fees incurred by Landlord.

SERVICES

14. (a) Landlord shall maintain the Common Areas, including lobbies, stairs, elevators and corridors in the Building in reasonably good order and condition except for damage occasioned by the act of Tenant, which damage shall be repaired by Landlord at Tenant's expense. Tenant shall during the Term of this Lease, keep in first-class order condition and repair the Premises and every part thereof, including without limiting the generality of the foregoing, all plumbing, heating, air conditioning, ventilating, electrical and lighting facilities and equipment within the Premises, and fixture, interior walls, ceilings, windows, skylights, entrances and vestibules located within the Premises. Tenant shall paint the interior surface of exterior walls as often as may be required to keep the Premises neat and attractive. Tenant shall replace the heating, air conditioning, ventilating, light bulbs and floor coverings in the Premises whenever replacement of said equipment is required during the Term of this Lease.

(b) Landlord shall furnish (1) electricity for lighting and air conditioning the Common Area as well as water to the Common Area and, only if the Premises are not separately metered for electric and/or water, for the Premises as well (as applicable), subject to Tenant reimbursing Landlord for Tenant's Percentage Share of the same and the Excess Use (defined in section (c) below), (2) elevator service for the Common Area, (3) lighting replacement for the Common Area (for building standard lights), (4) restroom supplies for the Common Areas, (5) janitor service for the Common Area. Landlord shall not be in default hereunder or be liable for any damages directly or indirectly resulting from, (i) the installation, use or interruption of use of any equipment in connection with the furnishing of any of the foregoing services (ii) failure to furnish or delay in furnishing any such services when such failure or delay is caused by accident or any condition beyond the reasonable control of Landlord or by the making of necessary repairs or improvements to the Premises or to the Property, or (iii) the limitation, curtailment, rationing or restrictions on use of water, electricity, gas or any other form of energy serving the Premises or the Property. The failure by Landlord to any extent to furnish, or the interruption or termination of the foregoing services, in whole or in part, resulting from causes beyond the reasonable control of Landlord, shall not be construed as an eviction of Tenant, nor work an abatement of rent, nor relieve Tenant from the obligation to fulfill any covenant or agreement hereof. Should any of the equipment or machinery used in the provision of such services for any cause cease to function properly, Tenant shall have no claim for offset or abatement of rent or damages on account of an interruption in service occasioned thereby or resulting therefrom.

(c) No electric current shall be used by Tenant except that furnished or approved by Landlord, nor shall electric cable or wire be brought into the Premises, except upon the written consent and approval of the Landlord. Tenant shall use only machines and equipment that operate on the Building's standard electric circuits, but which in no event shall overload the Building's standard electric circuits from which the Tenant obtains electric current. In the event Tenant's electric consumption is not separately metered, then any consumption of electric current in excess of that considered by Landlord to be used, normal and customary for all tenants in the Building, or which require special circuits or equipment (the installation of which shall be at Tenant's expense after approval in writing by the Landlord) ("Excess Use"), shall be paid for by the Tenant as additional rent, based upon Landlord's estimated cost of such excess electric current consumption. Tenant shall pay for all separately metered utilities, including but not limited to light, power, telephone and other utilities and services specially or exclusively supplied and/or metered exclusively to the Premises or to Tenant, together with any local, state or federal taxes thereon. Tenant shall directly pay the provider of such separately metered services.

TENANT WORK

15. It is understood and agreed between the parties hereto that any charges against Tenant by Landlord for services or for work done on the Demised Premises by order of Tenant, or otherwise accruing under this Lease, shall be considered as rent due and shall be included in any lien for rent.

REPAIR OF DEMISED PREMISES

16. Tenant shall during the Term of this Lease, keep in first-class order condition and repair the Demised Premises and every part thereof, including without limiting the generality of the foregoing, all plumbing, heating, air conditioning, ventilating, electrical and lighting facilities and equipment within the Demised Premises, fixture, interior walls, ceilings, windows, skylights, entrances and vestibules located within the Demised Premises. Tenant shall paint the interior surface of exterior walls as often as may be required to keep the Demised Premises neat and attractive. Tenant shall replace the heating, air conditioning, ventilating, light bulbs and floor coverings whenever replacement of said equipment is required during the Term of this Lease.

If Tenant fails to perform its obligation under this paragraph 14, Landlord may at its option and after five (5) days written notice to Tenant enter upon the Demised Premises and put the same in good order, condition and repair and the cost thereof shall become due and payable as Additional Rental by Tenant to Landlord upon demand.

Tenant will make no alterations, additions or improvements in or to the Demised Premises without the written consent of the Landlord, which shall not be unreasonably withheld, but may be predicated upon but not limited to Tenant's use of contractors who are acceptable to Landlord, and all additions, fixtures, carpet or improvements, except only office furniture and fixtures which shall be readily removable without injury to the Demised Premises, shall be and remain part of the Demised Premises at the expiration of this Lease.

It is further agreed that this Lease is made by the Landlord and accepted by the Tenant with the distinct understanding and agreement that the Landlord shall have the right and privilege to make and build additions to the Building of which the Demised Premises are a part, and make such alterations and repairs to said Building as it may seem wise and advisable without any liability to the Tenant thereof.

LIEN & INDEMNIFICATION

17. Tenant further agrees that Tenant will pay all liens of contractors, subcontractors, mechanics, laborers, materialmen, and other items of like character, and will indemnify Landlord against all expenses, costs and charges, including bond premiums for release of liens and attorneys' fees and costs reasonably incurred in and about the defense of any suit discharging the said Premises or any part thereof from any liens, judgments, or encumbrances caused or suffered by Tenant. In the event any such lien shall be made or filed, Tenant shall bond against or discharge the same within ten
(10) days after the same has been made or filed. It is understood and agreed between the parties hereto that the expenses, costs and charges above referred to shall be considered as rent due and shall be included in any lien for rent.

Neither Tenant nor anyone claiming by, through or under Tenant shall place any lien of any kind or character (including but not limited to mechanics, materialmen’s or laborers liens) or an encumbrance of any kind or character on the Demised Premises and notice is hereby given that no contractor, subcontractor or anyone else that may furnish any material, service or labor to the Demised Premises (including but not limited to all “lienors” as defined by Chapter 713 Florida Statutes, at any time, shall be, or become, entitled to any lien thereon whatsoever. Tenant shall provide notice of this restriction in advance to any and all contractors, subcontractors, or other persons, firms or corporations that may furnish any such material, service or labor to the Demised Premises. Landlord shall have the right to record a notice of the following provision in the public records of the county in which the Demised Premises is located, to wit:

"All persons to whom these presents may come are put upon notice of the fact that Tenant shall never, under any circumstances, have the power to subject the interest of Landlord in the Demised Premises or any portion of the Building to any mechanics' or materialmen's lien or liens of any kind. All persons who may hereafter, during the continuance of this Lease, furnish work, labor, services or materials to the Demised Premises, or any portion of the Building upon the request or order of Tenant, or any person claiming under, by or through Tenant, must look wholly to the interest of Tenant and not to that of Landlord.

Tenant shall not permit or suffer to be filed or claimed against the Demised Premises or any portion of the Building during the continuance of this Lease any lien or liens of any kind arising out of the action of Tenant; and if any such lien be claimed or filed, Tenant covenants, within the time now about to be limited, to cause the Demised Premises and the Building to be released from such claim or lien ("Claim"), either through the deposit into court pursuant to statute of the necessary sums of money, or in any other way which is competent legally to effect the release ("Release") of the Demised Premises and the Building from the Claim. The time within which Tenant must affect such Release of the Demised Premises and/or the Building, as aforesaid, is as follows:

(1)
If the Claim shall have been evidenced through the giving of a written notice of lien claim, and if such notice be filed amongst the Public Records of Miami-Dade County, Florida, then Tenant shall affect such Release from such Claim within thirty (30) days after the time when such Claim shall have been filed amongst the Public Records.

(2)
If the Claim be evidenced, without notice having been given as aforesaid, through the filing of a suit in any court having jurisdiction of the subject matter, in which suit the Claim is asserted and sought to be enforced, then Tenant must effect the Release within ten (10) days after the time when service of process shall have been completed against Tenant or Landlord in the suit.

In the event that the Tenant shall violate the terms and provisions of this paragraph, such violations shall constitute an immediate Default under this Lease."

ESTOPPEL STATEMENT

18. Tenant agrees that from time to time, upon not less than ten (10) days prior request by Landlord, Tenant will deliver to Landlord a statement in writing certifying (a) that this Lease is unmodified and in full force and effect (or, if there have been modifications, that the Lease as modified is in full force and effect and stating the modifications); (b) the dates to which the rent and other charges have been paid; and (c) that Landlord is not in default under any provisions of this lease, or, if in default, the nature thereof in detail.

SUBORDINATION

19. If the building and/or Demised Premises are at any time subject to a mortgage and/or deed of trust, and Tenant has received written notice from Mortgagee of same, then in any instance in which Tenant gives notice to Landlord alleging default by landlord hereunder, Tenant will also simultaneously give a copy of such notice to each Landlord's Mortgagee and each Landlord's Mortgagee shall have the right (but not the obligation) to cure or remedy such default during the period that is permitted to Landlord hereunder, plus an additional period of thirty (30) days, and Tenant will accept such curative or remedial action (if any) taken by Landlord's Mortgagee with the same effect as if such action had been taken by Landlord.

This Lease shall at Landlord's option, which option may be exercised at any time during the Lease Term, be subject and subordinate to any first mortgage now or hereafter encumbering the Building. This provision shall be self- operative without the execution of any further instruments. Notwithstanding the foregoing, however, Tenant hereby agrees to execute any instrument(s) which Landlord may deem desirable to evidence the subordination of this Lease to any and all such mortgages.

ATTORNMENT

20. If the interest of Landlord under this Lease shall be transferred voluntarily or by reason of foreclosure or other proceedings for enforcement on any first mortgage on the Demised Premises, Tenant shall be bound to such transferee (herein sometimes called the "Purchaser") for the balance of the Term remaining, and any extensions or renewals thereof which may be effective in accordance with the terms and conditions hereof with the same force and effect as if the purchaser were the Landlord under this Lease, and Tenant does hereby agree to attorn to the Purchaser, including the Mortgagee if it be the Purchaser succeeding to the interest of the Landlord under this Lease. The respective rights and obligations of Tenant and the Purchaser upon such attornment, to the extent of the then remaining balance of the Term of this Lease and any such extensions and renewals shall be and are the same as those set forth herein. In the event of such transfer of Landlord's interest, Landlord shall be released and relieved from all liability and responsibility thereafter accruing to Tenant under Lease or otherwise and Landlord's successor by acceptance of rent from Tenant hereunder shall become liable and responsible to Tenant in respect to all obligations of the Landlord under this Lease.

ASSIGNMENT

21. Without the written consent of the Landlord first obtained in each case, Tenant shall not assign, transfer, mortgage, pledge or otherwise encumber or dispose of this Lease or underlet the Demised Premises or any part thereof or permit the Demised Premises to be occupied by other persons. In the case of a subletting, Landlord's consent may be predicated, among other things, upon Landlord becoming entitled to collect and retain all rentals payable under the sublease. If this Lease be assigned, or if the Demised Premises or any part thereof be underlet or occupied by anybody other than Tenant, the Landlord may, after default by the Tenant, collect or accept rent from the assignee, undertenant or occupant and apply the net amount collected or accepted to the rent herein reserved, but no such collection or acceptance shall be deemed a waiver of this covenant or the acceptance of assignee, undertenant or occupant as Tenant, nor shall it be construed as or implied to be a release of the Tenant from the further observance and performance by the Tenant of the terms, provisions, covenants and conditions herein contained.

The acceptance by Landlord of the payment of rent following any assignment or other transfer prohibited by this Paragraph shall not be deemed to be a consent by Landlord to any such assignment or other transfer nor shall the same be deemed to be a waiver of any right or remedy of Landlord hereunder.

If Landlord shall consent to any transfer or subletting to any party, Tenant shall in consideration therefore pay to Landlord as additional rent the Transfer Consideration. For purposes of this paragraph, the term “Term Consideration” shall mean in any Lease Year: (i) any rents, additional charges or other consideration payable to Tenant by the transferee or sub-tenant of the transfer which is in excess of the Base Rental and additional Base Rental accruing during such Lease Year; and (ii) all sums paid for the sale or rental of Tenant’s fixtures, leasehold improvements, equipment, furniture or other personal property. The Transfer Consideration shall be paid to Landlord as and when paid by the transferee or sub- tenant to Tenant. Landlord shall have the right to audit Tenant’s books and records upon reasonable notice to determine the amount of Transfer Consideration payable to Landlord. In the event such audit reveals an understatement of Transfer Consideration in excess of 5% of the actual Transfer Consideration due Landlord, Tenant shall pay for the cost of such audit within ten days after Landlord’s written demand for same.

In Lieu of consenting or not consenting, Landlord may, at its option, (i) in case of the proposed assignment or subletting of Tenant's entire leasehold interest, terminate this Lease in its entirety, or (ii) in the case of the proposed assignment or subletting of a portion of the Premises, terminate this Lease as to that portion of the Premises which Tenant has proposed to assign or sublet. In the event Landlord elects to terminate this Lease pursuant to clause (ii) of this paragraph, Tenant's obligations as to base Rental and Additional Rent shall be reduced in the same proportion that the net Rentable Area of the portion of the Premises taken by the proposed assignee or subtenant bears to the total Net Rentable Area of the Premises.

To review any proposed assignment Landlord will require sixty (60) days to review Tenant's submission of (i) the name of the entity receiving such transfer (the “Transferee”); (ii) a detailed description of the business of the Transferee, (iii) audited financial statements of the Transferee; (iv) all written agreements governing the transfer; and (v) any information reasonably requested by the Landlord with respect to the transfer or the Transferee; and (vi) a fee of one thousand and No/100 dollars ($1,000.00) to compensate Landlord for legal fees, costs of administration, and other expenses incurred in connection with the review and processing of such documentation. Notwithstanding the foregoing, Landlord's consent will not be deemed unreasonably withheld should Tenant request an assignment of this lease within the first eighteen (18) months of the initial lease term. If Tenant assigns this Lease more than once within twelve (12) months following the date of any previous assignment hereof, Tenant shall pay Landlord a fee of five thousand and No/100 ($5,000.00).

SUCCESSORS AND ASSIGNS

22. All terms, provisions, covenants, and conditions to be observed and performed by Tenant shall be applicable and binding upon Tenant's respective heirs, administrators, executors, successors and assigns, subject, however, to the restrictions as to assignment or subletting by Tenant as provided herein. All expressed covenants of this Lease shall be deemed to be covenants running with the land.

HOLD HARMLESS OF LANDLORD

23. In consideration of said Premises being leased to Tenant for the above rental, Tenant agrees: that Tenant, at all times, will indemnify and keep Landlord harmless for all losses, damages, liabilities and expenses, which may arise or be claimed against Landlord and be in favor of any persons, firms or corporations, consequent upon or arising from the use or occupancy of said Premises by Tenant or consequent upon or arising from any negligence, acts, omissions, neglect or fault of Tenant, his agents, servants, employees, licensees, visitors, customers, patrons or invitees, or consequent upon or arising from Tenant’s failure to comply with any laws, statutes, ordinances, codes or regulations as herein provided; that Landlord shall not be liable to Tenant for any damages losses or injuries to the persons or property of Tenant which may be caused by the acts, neglect, omissions or faults of any persons, firms or corporations, except when such injury, loss or damage results from gross negligence or intentional acts or omissions of Landlord, his agents or employees, and that Tenant will indemnify and keep harmless Landlord from all damages, liabilities, losses, injuries, or expenses which may arise or be claimed against Landlord and be in favor of any persons, firms or corporations, where said injuries or damages arose about or upon said Premises, as a result of the negligence of Tenant, his agents, employees, servants, licensees, visitors, customers, patrons, and invitees. All personal property placed or moved into the Demised Premises or Building shall be at the risk of Tenant or owner thereof, and Landlord shall not be liable to Tenant for any damage to said personal property. Tenant shall maintain at all times during the Term of this Lease an insurance policy or policies in an amount of amounts sufficient in Landlord’s opinion, to indemnify Landlord or pay Landlord’s damages, if any, resulting from any matters set forth hereinbefore in this paragraph 23.

In case Landlord shall be made a party to any litigation commenced against Tenant, then Tenant shall protect and hold Landlord harmless and shall pay all costs, expenses and reasonable attorneys' fees incurred or paid by Landlord in connection with such litigation and appeal thereof.

ATTORNEYS' FEES

24. If either party defaults in the performance of any of the terms, provisions, covenants and conditions of this Lease and by reason thereof the other party employs the service of an attorney to enforce performance of the covenants, or to perform any service based upon defaults, then in any of said events the prevailing party shall be entitled to reasonable attorneys' fees and all expenses and costs incurred by the prevailing party pertaining thereto (including costs and fees relating to any appeal) and in enforcement of any remedy. Further, in the event Landlord is required to file an action for Tenant Removal (Eviction) because of a default by Tenant, and thereafter Landlord permits Tenant to cure such default and retain possession of the Leased Premises, Tenant shall pay Landlord, as Additional Rent, the attorney’s fees incurred by Landlord and the costs of the Tenant Removal action. In the event Landlord is required to file an action against Tenant to collect unpaid rent after a Tenant Removal action, Landlord may recover from Tenant, as Additional Rent, the attorney’s fees incurred by Landlord and the costs of the Tenant Removal action.

DAMAGE OR DESTRUCTION

25. In the event the Demised Premises shall be destroyed or so damaged or injured by fire or other casualty, during the Term of this Lease, whereby the same shall be rendered untenantable, then the Landlord shall have the right, but not the obligation, to render such Demised Premises tenantable by repairs within 180 days therefrom.

Landlord agrees that, within 60 days following damage or destruction, it shall notify Tenant with respect of whether or not the Landlord intends to restore the Premises. If such Premises are not rendered tenantable within the aforesaid 180 days it shall be optional with either party hereto to cancel this Lease, and in the event of such cancellation the rent shall be paid only to the date of which the term is terminated. The cancellation herein mentioned shall be evidenced in writing. During any time that the Demised Premises are untenantable due to causes set forth in this paragraph, the rent, or a just and fair proportion thereof shall be abated. Notwithstanding the foregoing, should damage, destruction or injury occur by reason of Tenant's negligence, Landlord shall have the right, but not the obligation, to render the Demised Premises tenantable within 360 days of the date of damage, destruction or injury and no abatement of rent shall occur.

Notwithstanding the foregoing, should damage or destruction occur during the last twelve months of the Lease Term either Landlord or Tenant shall have the option to terminate this Lease, effective on the date of damage or destruction, provided notice to terminate is given within 30 days of the date of such damage or destruction. Notwithstanding the foregoing, should the damage or destruction occur by reason of Tenant's negligence, Tenant shall not have such option to terminate.

Notwithstanding the foregoing, there shall not be any partial or full abatement of rent due to the aforementioned damage or destruction.

EMINENT DOMAIN

26. If there shall be taken during the Term of this Lease any part of the Demised Premises or Building other than a part not interfering with maintenance, operation or use of the Demised Premises, Landlord may elect to terminate this Lease or to continue same in effect. If Landlord elects to continue the Lease, the rental shall be reduced in proportion to the area of the Demised Premises so taken and Landlord shall repair any damage to the Demised Premises or Building resulting from such taking. If any part of the Demised Premises is taken by condemnation or Eminent Domain which renders the Premises unsuitable for its intended use, this Lease shall continue in effect and the rental shall be reduced in proportion to the area of the Demised Premises so taken and Landlord shall repair any damages to the Demised Premises resulting from such taking. If all of the Demised Premises is taken by condemnation or Eminent Domain this Lease shall terminate on the day of the taking. All sums awarded (or agreed upon between landlord and the condemning authority) for the taking of the interest of Landlord and/or Tenant, weather as damages or as compensation, and weather for partial or total condemnation, will be the property of Landlord. If the Lease shall be terminated under any provisions of this paragraph, rentals shall be payable up to the date of that possession is taken by the authority, and Landlord will refund to Tenant any prepaid unaccrued rent less any sum or amount then owing by Tenant to Landlord.

ABANDONMENT

27. If during the Term of this Lease, Tenant shall abandon, vacate or remove from the Demised Premises the major portion of the goods, wares, equipment or furnishings usually kept on said Demised Premises, or shall cease doing business in said Demised Premises, or shall suffer the rent to be in arrears. Landlord may at its option, cancel the Lease in the manner stated in Paragraph 24 hereof, or Landlord may enter said Premises as the agent of Tenant by force or otherwise, without being liable in any way therefor and relet the Demised Premises with or without any furniture that may be therein, as the agent of Tenant, at such price and upon such terms and for such duration of time as Landlord may determine, and receive the rent therefor, applying the same to the payment of the rent due by these presents, and if the full rental herein provided shall not be realized by Landlord over and above the expenses to Landlord of such relating, Tenant shall pay any deficiency.

INSOLVENCY

28. It is agreed by the parties hereto that: if Tenant shall be adjudicated a bankrupt or an insolvent or take the benefit of any federal reorganization or composition proceeding or make a general assignment or take the benefit of any insolvency law, or if Tenant's leasehold interest under this Lease shall be sold under any execution or process of law, or if a trustee in bankruptcy or a receiver be appointed or elected or had for Tenant (whether under Federal or State laws), or if said Premises shall be abandoned or deserted; or if Tenant shall fail to perform any of the terms, provisions, covenants or conditions of this Lease on Tenant's part to be performed; or if this Lease or the Term thereof be transferred or passed to or devolved under any persons, firms, officers or corporations other than by death of the Tenant, operation of law or otherwise, than in any such events, at the option of Landlord, the total remaining unpaid Base Rental for the Term of this Lease shall become due and payable or this Lease and the Term of this Lease shall expire and end five (5) days after Landlord has given Tenant written notice (in the manner hereinafter provided) of such act, condition or default and

Tenant hereby agrees immediately then to pay said Base Rental or quit and surrender said Demised Premises to Landlord; but this shall not impair or affect Landlord's right to maintain summary proceedings for the recovery of the possession of the Demised Premises in all cases provided for by law. If the Term of this Lease shall be so terminated, Landlord may immediately, or at any time thereafter, re-enter or repossess the Demised Premises and remove all persons and property therefrom without being liable for trespass or damages.

LIEN FOR PAYMENT OF RENT

29. In addition to and independent of any lien in favor of Landlord arising by operation of law, Tenant hereby grants to Landlord a security interest, to secure payment of all Base Rent and other sums of money becoming due hereunder from Tenant, and to secure payment of any damages or loss which Landlord may suffer by reason of the breach by Tenant of any covenant, agreement or condition contained herein, in and upon all goods, wares, equipment, fixtures, furnishings, inventory, improvements and other personal property of Tenant presently or which hereafter may be situated in or on the Premises, and all proceeds therefrom, and such property shall not be removed therefrom without the consent of Landlord until any and all other sums of money then due to Landlord hereunder, first shall have been paid and discharged, and all covenants, agreements and conditions hereof have been fully complied with and performed by Tenant. At any time and from time to time, Tenant agrees to execute any UCC-1 Financing Statement or such other documents or instruments as Landlord may request to perfect or confirm the security interest created by this Paragraph. Upon any failure by Tenant to do so, Tenant agrees that Landlord may execute same for and on behalf of Tenant as Tenant's attorney-in-fact. Tenant hereby waives all exemption laws to the extent permitted by law. This lien and security interest may be foreclosed with or without court proceedings, by public or private sale, with or without notice, and Landlord shall have the right to become purchaser upon being the highest bidder at such sale. Landlord, as secured party, shall be entitled to all the rights and remedies afforded a secured party under the Uniform Commercial Code of the State in which the Premises are located, which rights and remedies shall be in addition to and cumulative of the Landlord's liens and rights provided by law, in equity or by the terms and provisions of this Lease.

WAIVER OF DEFAULT

30. Failure of Landlord to declare any default immediately upon occurrence thereof, or delay in taking any action in connection therewith, shall not waive such default, but Landlord shall have the right to declare any such default at any time and take such action as might be lawful or authorized hereunder, in law and/ or in equity. No waiver by Landlord of a default by Tenant shall be implied, and no express waver by Landlord shall affect any default other than the default specified in such waiver and only for the time and extension therein stated.

No waiver of any term, provision, condition or covenant of this Lease by Landlord shall be deemed to imply or constitute a further waiver by Landlord of any other Term, provision, condition or covenant of this Lease. In addition to any rights and remedies specifically granted by Landlord herein, Landlord shall be entitled to all rights and remedies available at law and in equity in the event that tenant shall fail to perform any of the terms, provisions, covenants and conditions on this Lease on Tenant's part to be performed or fail to pay Base Rental, additional Rental or any other sums due Landlord hereunder when due. All rights and remedies specifically granted to Landlord herein by law and equity shall be cumulative and not mutually exclusive.

RIGHT OF ENTRY

31. Landlord, or any of his agents, shall have the right to enter the Demised Premises during all reasonable hours to examine the same or to make such repairs, additions or alterations as may be deemed necessary for the safety, comfort or preservation thereof, or to said Building, or to exhibit said Demised Premises within one hundred and eighty (180) days before the expiration of this Lease. Said right of entry shall likewise exist for the purpose of removing placards, signs, fixtures, alterations, or additions which do not conform to this Lease.

NOTICE

32. Any notice given to Landlord as provided for in this Lease shall be sent to Landlord by registered mail addressed to Landlord at Landlord's Management Office for the Building. Any notice to be given Tenant under the Terms of this Lease, unless otherwise stated herein, shall be in writing and shall be sent by certified mail or hand delivered to the office of Tenant in the Building. Either party, from time to time, by such notice, may specified another address to which subsequent notices shall be sent.

LANDLORD CONTROLLED AREAS

33. All automobile parking areas, driveways, entrances and exits thereto, Common Areas, and other facilities furnished by Landlord, including all parking areas, truck way or ways, loading areas, pedestrian walkways and ramps, landscaped areas, stairways, corridors and other areas and improvements provided by Landlord for the general use, in common, of Tenants, their officers, employees, servants, invitees, licensees, visitors, patrons and customers, shall be at all times subject to the exclusive control and management of Landlord, and Landlord shall have the right from time to time to establish, modify and enforce rules and regulations with respect to all facilities and areas and improvements; to police same, from time to time to change the area, level and location and arrangement of parking areas and other facilities hereinabove referred to, to restrict parking by and enforce parking charges (by operation of meters or otherwise) to tenants, their officers, agents, invitees, employees, servants, licensees, visitors, patrons and customers; to close all or any portion of said areas or facilities to such extent as may in the opinion of Landlord's counsel be legally sufficient to prevent a dedication thereof or the accrual of any right to any person or the public therein; to close temporarily all or any portion of the facilities; to discourage non-tenant parking; to charge a fee for visitor and/ or customer parking; and to do and perform such other acts in and to said areas and improvements as, in the sole judgement of Landlord, the Landlord shall determine to be advisable with a view to the improvement of the convenience and use thereof by tenants, their officers, agents, employees, servants, invitees, visitors, patrons, licensees and customers. Landlord will operate and maintain the Common Areas and other facilities referred to in such reasonable manner, as Landlord shall determine from time to time. Without limiting the scope of such discretion, Landlord shall have the full right and authority to designate a manager of the parking facilities and/or Common Areas and other facilities who shall have full authority to make and enforce rules and regulations regarding the use of the same or to employ all personnel and to make and enforce all rules and regulations pertaining to and necessary for the proper operation and maintenance of the parking areas and/or Common Areas and other facilities. Reference in this paragraph to parking areas and/or facilities shall in no way be construed as giving Tenant hereunder any rights and or privileges in connection with such parking areas and/or privileges.

CONDITION OF DEMISED PREMISES ON TERMINATION OF LEASE/HOLDING OVER

34. Tenant, upon expiration or termination of this Lease, whether by lapse of time or otherwise, agrees to surrender peaceably to Landlord the keys and the Demised Premises in broom clean condition and in good working order and repair and as required by this Lease. In the event that Tenant shall fail to surrender the Demised Premises upon demand, Landlord, in addition to all other remedies available to it hereunder, shall have the right to receive, for all the time Tenant shall so retain possession of the Demised Premises or any part or portion thereof, an amount equal to the maximum amount allowable under Florida Statutes Section 83.06, as amended, of the Base Rent specified herein, as applied to such period, as well as all other Additional Rents, as specified herein.

If Tenant remains in possession of the Demised Premises with Landlord's written consent but without a new Lease reduced to writing and duly executed, Tenant shall be deemed to be occupying the Demised Premises as a Tenant at Will from month to month, in accordance with Florida Statutes, as amended, subject otherwise to all terms, provisions, covenants, agreements, undertakings, and conditions of this Lease.

If Tenant remains in possession of the Demised Premises without Landlord's consent, Tenant shall be deemed to be occupying the Demised Premises as a Tenant at Sufferance, in accordance with Florida Statutes, as amended, subject otherwise to all terms, provisions, covenants, agreements, undertakings, and conditions of this Lease.

            No receipt of money by Landlord from Tenant after expiration of this Lease or the service of any notice of commencement of any suit or final judgment for possession shall reinstate, continue or extend the Term of this Lease or affect any such notice, demand, suit or judgment.

No act or thing done by Landlord or its agents during the Term hereby granted shall be deemed an acceptance of a surrender of the Demised Premises, and no agreement to accept surrender of Demised Premises shall be valid unless it be made in writing and subscribed by a duly authorized officer or agent of Landlord.

OCCUPANCY TAX

35. Tenant shall be responsible for and shall pay before delinquency all municipal, country or state taxes assessed during the Term of this Lease against occupancy interest or personal property of any kind, owned by or placed in, upon or about the Demised Premises by the Tenant, or used in the premises by Tenant.

SIGNS

36. Landlord shall have the right to install signs on the interior or exterior of the Building and Demised Premises and/or change the Building's name or street address. Any and all signs installed by Tenant which are visible from the exterior of the Demised Premises, whether placed on the interior or exterior of the Demised Premises, shall be subject to Landlord’s prior written approval and shall be at Tenant’s sole cost and expense. Additionally, all such signs shall be in accordance with any and all local laws and ordinances, which may include historic preservation guidelines applicable to the Building as determined by the appropriate governing party of the Landlord in its sole discretion.
Tenant, at Tenant's sole cost and expense, will install and maintain on the exterior of the Premises, adjacent to entrances to the Premises and above the entrances to the Premises, such sign or signs as have first received the written approval of the Landlord as to type, size, color, location, copy nature and display qualities. Landlord may withhold said approval in Landlord's sole and absolute discretion. The Landlord's current sign specifications are attached hereto as Exhibit E and made a part hereof, and may be changed by Landlord, in its sole discretion, from time to time. Landlord must also approve Tenant's signage contractor, which approval will not be unreasonably withheld. The installation and maintenance of any signs or other advertising matter will at all times be in strict compliance with any and all laws. If at any time Tenant's signs are not in compliance with any and all laws, Landlord shall have the right to remove or otherwise cause such signs to be in compliance. Tenant shall, promptly upon demand by Landlord, pay Landlord for all of Landlord's costs and expenses incurred as Additional Rent in such removal or other action, which such costs and expenses shall constitute additional rent hereunder. Upon expiration or the termination of this Lease, Tenant, at Landlord's election but at Tenant's expense, will remove any and all signs and restore the exterior of the Premises or wherever Tenant has installed signs in a manner satisfactory to Landlord.

TRIAL BY JURY

37. It is mutually agreed by and between Landlord and Tenant that the respective parties hereto shall and hereby they do waive trial by jury in any action after having reasonable opportunity to consult with counsel or having waived such opportunity, proceeding or counterclaim brought by either of the parties hereto against the other on any matters arising out of or in any way connected with this Lease, the relationship of Landlord and Tenant, and Tenant's use or occupancy of the Premises. Tenant further agrees that it shall not interpose any counterclaim or counterclaims in a summary proceeding or in any action based upon non-payment of rent or any other payment required of Tenant hereunder.

RELOCATION OF TENANT

38. Landlord expressly reserves the right at Landlord’s sole cost and expense to remove Tenant from the Leased Premises and to relocate Tenant in some other space of Landlord’s choosing of approximately the same dimensions and size within the Building, which other space shall be decorated by Landlord at Landlord’s expense. Landlord shall have the right, in Landlord’s sole discretion, to use such decorations and materials from the existing Premises, or other materials so that the space in which Tenant is relocated shall be comparable in its interior design and decorating to the Premises from which Tenant is removed. Nothing herein contained shall be constructed to relieve Tenant or imply that Tenant is relieved of the liability for or obligation to pay Additional Rent due by reason of the provisions of this Lease, the provisions of which shall be applied to the space in which Tenant is relocated on the same basis as said provisions were applied to the Premises from which Tenant is removed. Tenant agrees that Landlord’s exercise of its election to remove and relocate Tenant shall not terminate this Lease or release Tenant in whole or in part, from Tenant’s obligation to pay the rents and perform the covenants and agreements for the full Term of this Lease.

CROSS DEFAULT

39. If the term of any lease, other than this Lease, made by Tenant for any other space in the Building shall be terminated or terminable after the making of this Lease because of any default by Tenant under such other lease, such default shall, ipso facto constitute a default hereunder and empower Landlord at Landlord's sole option, to terminate this Lease as herein provided in the event of default.

INVALIDITY OF PROVISION

40. If any term, provision or condition of this Lease or the application thereof to any person or circumstance shall, to any extent, be invalid or unenforceable, the remainder of this Lease or the application of such term, provision, covenant or condition to persons or circumstances other than those as to which it is held invalid or unenforceable shall not be affected thereby and each term, provision, covenant or condition of this Lease shall be valid and enforceable to the fullest extent permitted by law. This Lease shall be construed in accordance with the laws of the State of Florida.

TIME OF ESSENCE

41. It is understood and agreed between the parties hereto that time is of the essence of all the terms, provisions, covenants and conditions of this Lease.

MISCELLANEOUS

42. The terms Landlord and Tenant as herein contained shall include singular and/or plural, masculine, feminine and/or neuter, heirs, successors, executors, administrators, personal representatives and/ or assigns wherever the context so requires or admits. The terms, provisions, covenants and conditions of this Lease are expressed in the total language of this Lease Agreement and the paragraph headings are solely for the convenience of the reader and are not intended to be all inclusive. Any formally executed addendum to or modification of this Lease shall be expressly deemed incorporated by reference herein unless a contrary intention is clearly stated herein.

EFFECTIVE DATE

43. Submission of this instrument for examination does not constitute an offer, right of first refusal, reservation of or option for the Leased Premises or any other space or premises in, on or about the Building. This instrument becomes effective as a Lease upon execution and delivery by both Landlord and Tenant.

ENTIRE AGREEMENT

44. This Lease contains the entire agreement between the parties hereto and all previous negotiations leading thereto, and it may be modified only by an agreement in writing signed by Landlord and Tenant. No surrender of the Demised Premises, or of the remainder of the terms of this Lease, shall be valid unless accepted by Landlord in writing. Tenant acknowledges and agrees that Tenant has not replied upon any statement, representation, prior written or contemporaneous oral promises, agreements or warranties except such as are expressed herein.

BROKERAGE

45. Tenant represents and warrants that it has dealt with no broker, agent or other person in connection with this transaction and that no broker, agent or other person brought about this transaction other than ABC Management Services, Inc. and Tenant agrees to indemnify and hold harmless from and against claims by any broker, agent or other person claiming a commission or other form of compensation by virtue of having dealt with Tenant with regard to this leasing transaction. The provisions of this paragraph shall survive the termination of this Lease.

FORCE MAJEURE

46. Neither Landlord nor Tenant shall be required to perform any term, condition, or covenant in this Lease so long as such performance is delayed or prevented by force majeure, which shall mean acts of God, labor disputes (whether lawful or not), material or labor shortages, restrictions by any governmental authority, civil riots, floods, and any other cause not reasonably within the control of Landlord or Tenant and which by the exercise of due diligence Landlord or Tenant is unable, wholly or in part, to prevent or overcome. Lack of money shall not be deemed force majeure.

SECURITY
47. Landlord and Tenant hereby agree that Landlord does not assume and has no duty to provide security in and about the Demised Premises, the Building, common and recreation areas and parking areas for protection of Tenant, its employees, agents, visitors, invitees or licensees from foreseeable criminal acts or criminal activity of any kind or nature whatsoever. Tenant hereby assumes all responsibility to provide security to protect Tenant, its employees, agents, visitors, invitees or licensees from and against all such foreseen or unforeseen criminal acts. Any provision for security services by Landlord shall not be construed as an assumption by Landlord of any duty to provide security and such services, if at any time provided, may discontinue at any time by Landlord at Landlord's election without liability to Tenant or any third party.

INSURANCE REQUIREMENTS

48. Tenant hereby agrees to indemnify and hold harmless Landlord, its subsidiaries, directors, officers, agents, and employees from and against any and all damage, loss, liability or expense including but not limited to, attorneys' fees and legal costs suffered by same directly or by reason of any claim, suit or judgement brought by or in favor of any person or persons for damage, loss or expense due to, but not limited to, bodily injury, including death resulting anytime therefrom, and property damage sustained by such person or persons which arises out of, is occasioned by or in any way attributable to the use or occupancy of the Demised Premises and adjacent areas by Tenant or otherwise, the acts or omissions of Tenant, its agents, employees or any contractors brought onto said Premises by Tenant, except that caused by the sole negligence of Landlord or its employees, agents, customers and invitees. Such loss or damage shall include, but not be limited to any injury or damage to Landlord's personnel (including death resulting anytime therefrom) or Premises. Tenant agrees that the obligations assumed herein shall survive this Lease.

Tenant hereby agrees to maintain in full force and effect at all times during the Term of the Lease, at its own expense, for the protection of Tenant and Landlord, as their interest may appear, policies of insurance issued by a responsible carrier or carriers acceptable to Landlord which afford the following coverages:

       (a) Comprehensive General Liability Insurance. Not less than $2,000,000.00 Combined Single Limit for both bodily injury and property damage.

       (b)  Fire and Extended Coverage, Vandalism and Malicious Mischief, Sprinkler Leakage (when applicable) insurance, to cover all of Tenant's stock in trade, fixtures, furnishings, removable floor coverings, trade equipment, signs and all other decorations placed by Tenant in or upon the Demised Premises.

       (c)  Worker's Compensation as required by Florida Statutes.

       (d)  Employers Liability. Not Less than $100,000.00

Tenant shall deliver to Landlord at least (30) days prior to the time such insurance is first required to be carried by Tenant and thereafter at least thirty (30) days prior to expiration of such policy, Certificates of Insurance evidencing the above coverage with limits no less than those specified above. Such Certificates shall name Landlord, its subsidiaries, directors, agents, and employees as additional insured and shall expressly provide that the interest of same therein shall not be affected by any breach by Tenant of any policy provision for which such Certificates evidence coverage. Further, all Certificates shall expressly provide that no less than thirty (30) days prior written notice shall be given Landlord in the event of material alteration to, or cancellation of, the coverages evidenced by such Certificates.
A FAILURE TO PROVIDE SUCH INSURANCE COVERAGE SHALL BE DEEMED A DEFAULT IN THIS LEASE

If on account of the failure of Tenant to comply with the foregoing provisions, Landlord is adjudged a coinsurer by its insurance carrier, then any loss or damage Landlord shall sustain by reason thereof shall be borne by Tenant and shall be immediately paid by Tenant upon receipt of a bill thereof and evidence of such loss.

Landlord makes no representation that the limits of liability specified to be carried by Tenant under the terms of this Lease are adequate to protect Tenant, and in the event Tenant believes that any such insurance coverage called for under this Lease is insufficient, Tenant shall provide at its own expense, such additional insurance as Tenant deems adequate.

Landlord shall at all times during the Term of this Lease, at its expense, maintain a policy or policies of insurance, issued by and binding upon some solvent insurance company, insuring the Building against loss or damage by fire, explosion or other hazards and contingencies for the full insurable value, provided that Landlord shall not be obligated to insure any furniture, equipment, machinery, goods or supplies not covered by this Lease which Tenant may bring or obtain upon the Demised Premises, or any additional improvements which Tenant may construct on the Premises. Landlord reserves the right to self insure such building.

Anything in the Lease to the contrary notwithstanding, Landlord and Tenant hereby waive and release each other of and from any and all rights of recovery, claim, action or cause of action, against each other, their agents, officers and employees, for any loss or damage that may occur to the Demised Premises, the Building, improvements to the Building of which the Demised Premises are a part, personal property (building contents) within the Building, any furniture equipment, machinery, goods or supplies not covered by this Lease which the Tenant may bring or obtain upon the Demised Premises or any additional improvements which Tenant may construct upon the Demised Premises, by reason of fire, the elements or any other cause which could be insured against under the terms of standard fire and extended coverage insurance policies, regardless of cause or origin, including negligence of Landlord or Tenant and their agents, officers and employees.

LANDLORD INSURANCE

49. If on account of the failure of Tenant to comply with the foregoing provisions, Landlord is adjudged a coinsurer by its insurance carrier, then any loss or damage Landlord shall sustain by reason thereof shall be borne by Tenant and shall be immediately paid by Tenant upon receipt of a bill thereof and evidence of such loss.
Landlord makes no representation that the limits of liability specified to be carried by Tenant under the terms of this Lease are adequate to protect Tenant, and in the event Tenant or Landlord believes that any such insurance coverage called for under this Lease is insufficient, Tenant shall provide at its own expense such additional insurance as Tenant deems adequate.

Landlord shall at all times during the Term of this Lease, at its expense, maintain a policy or policies of insurance, issued by and binding upon some solvent insurance company, insuring the Building against loss or damage by fire, explosion or other hazards and contingencies for the full insurable value, provided that Landlord shall not be obligated to insure any furniture, equipment, machinery, goods or supplies not covered by this Lease which Tenant may bring or obtain upon the Demised Premises, or any additional improvements which Tenant may construct on the Demised Premises. Landlord reserves the right to self insure such Building.

OPERATING EXPENSES

50.	Operating Expense Rent: INTENTIONALLY OMITTED

SURRENDER OF PREMISES

51. Tenant shall, upon the expiration of the Term, or any earlier termination of this Lease for any cause, surrender to Landlord the Premises, including, without limitation, all building apparatus and equipment then upon the Premises, and all alterations, improvements and other additions which may be made or installed by either party to, in, upon or about the Premises (other than Tenant's personal property and trade fixtures which Tenant chooses to or is required to remove as provided herein, which shall remain the property of Tenant), in good order, repair and condition and without any damage, injury or disturbance thereto, or payment therefor. Without limiting the generality of the foregoing, additional provisions regarding the standards applicable to the surrender and vacation of the Premises are attached hereto as Exhibit D.

PATRIOT ACT

52. Tenant represents that neither Tenant nor its constituents or affiliates are in violation of any Governmental Rules relating to terrorism or money laundering, including the Executive Order and/or the Uniting and Strengthening America by Providing Appropriate Tools Required to Intercept and Obstruct Terrorism Act of 2001 (Public Law 107-56, the "Patriot Act").

HAZARDOUS SUBSTANCE

53. (a) Tenant shall at all times and in all respects comply with all federal, state, and local laws, ordinances and regulations ("Hazardous Materials Law") relating to industrial hygiene, environmental protection or the use, analysis, generation, manufacture, storage, presence, disposal or transportation of any oil, flammable explosives, asbestos, urea formaldehyde, radioactive materials or waste or other hazardous toxic, contaminated, or polluting materials, substances, or wastes, including, without limitation, any "hazardous substances", "hazardous wastes", "hazardous materials", or "toxic substances" under any such laws, ordinances or regulations (collectively, "Hazardous Materials").

(b) Tenant shall, at its own cost and expense, procure, maintain in effect and comply with all conditions of any and all permits, licenses and other governmental and regulatory approvals required for Tenant's use of the Leased Premises including, without limitation, discharge of (appropriately treated) materials or wastes into or through any sanitary sewer serving the Leased Premises. Except as discharged into the sanitary sewer in strict accordance and conformity with all applicable Hazardous Materials Laws, Tenant shall cause any and all Hazardous Materials brought to the Leased Premises by Tenant to be removed and transported solely by duly licensed haulers to duly licensed facilities for final disposal of such materials and wastes. Tenant shall in all respects handle, treat, deal with and manage any and all Hazardous Materials brought in, on, under, or about the Leased Premises by Tenant in total conformity with all applicable Hazardous Materials Laws and prudent industry practices regarding management of such Hazardous Materials. All reporting obligations imposed by Hazardous Materials Laws are strictly the responsibility of Tenant. Tenant is "in charge" of Tenant's "facility" as such terms are used in the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended by the Superfund Amendment and Reauthorization Act of 1986.

Upon expiration or earlier termination of the Term of this Lease, Tenant shall cause all Hazardous Materials brought to the Leased Premises by Tenant to be removed from the Leased Premises and transported for use, storage, or disposal in accordance and compliance with all applicable Hazardous Materials Laws. Tenant shall not take any remedial action in response to the presence of any Hazardous Materials in or about the Leased Premises or the Project, nor enter into any settlement agreement, consent decree, or other compromise in respect to any claims relating to any Hazardous Materials in any way connected with the Leased Premises or the Project, without first notifying Landlord of Tenant's intention to do so and affording Landlord ample opportunity to appear, intervene, or otherwise appropriately assert and protect Landlord's interest with respect thereto. In addition, at Landlord's request, Tenant shall remove any tanks or fixtures brought to the Leased Premises by Tenant which contain, contained or are contaminated with Hazardous Materials.

(c) Tenant shall immediately notify Landlord in writing of: (i) any enforcement, cleanup, removal or other governmental or regulatory action instituted, completed or threatened pursuant to any Hazardous Materials Laws; (ii) any claim made or threatened by any person or party against Tenant, the Leased Premises or the Project relating to damage, contribution, cost recovery compensation, loss, or injury resulting from or claimed to result from any Hazardous Materials; and (iii) any reports made to any environmental agency arising out of or in connection with any Hazardous Materials in, on, or removed from the Leased Premises or the Project, including any complaints, notices, warnings, reports or asserted violations in connection therewith. Tenant shall also supply to Landlord as promptly as possible, and in any event within five (5) business days after Tenant first receives or sends the same, copies of all claims, reports, complaints, notices, warnings, asserted violations relating in any way to the Leased Premises, the Project or Tenant's use thereof. Tenant shall promptly deliver to Landlord copies of Hazardous Waste manifests reflecting the legal and proper disposal of all Hazardous Materials removed from the Leased Premises.

(d) Tenant shall indemnify, defend (by counsel acceptable to Landlord) and hold Landlord and each of Landlord's partners, employees, agents, attorneys, successors and assigns, free and harmless from and against any and all claims, liabilities, penalties, forfeitures, losses, or expenses (including attorney's fees and disbursements) for death of or injury to any person or damage to any property whatsoever (including water tables and atmosphere) arising from or caused in whole or in part, directly or indirectly, by (i) the presence in, on, under, or about the Leased Premises or the Project or discharge in or from the Leased Premises or the Project of any Hazardous Materials brought to the Leased Premises by Tenant from and after Tenant's occupancy of the Leased Premises, or Tenant's use, analysis, storage, transportation, disposal, release, threatened release, discharge, or generation of Hazardous Materials to, in, on, under, about, or from the Leased Premises or the Project, or (ii) Tenant's failure to comply with any Hazardous Materials Law, whether knowingly or unknowingly, the standard herein being one of strict liability. Tenant's obligations hereunder shall include, without limitation, and whether foreseeable or unforeseeable, all costs of any required or necessary repair, cleanup, detoxification, or decontamination of the Leased Premises or the Project, and the preparation and implementation of any closure, remedial action, or other required plans in connection therewith, and shall survive the expiration or earlier termination of the Term of this Lease. For purposes of the release and indemnity provision hereof, any acts or omissions of Tenant, or by employees, agents, assignees, subtenants, contractors, or subcontractors of Tenant or others acting for or on behalf of Tenant (whether or not they are negligent, intentional, willful, or unlawful), shall be strictly attributable to Tenant.

(e) If at any time it reasonably appears to Landlord that Tenant is not maintaining sufficient insurance or other means of financial capacity to enable Tenant to fulfill its obligation to Landlord hereunder, whether or not then accrued, liquidated, conditional, or contingent, Tenant shall, upon Landlord’s demand, procure and thereafter maintain in full force and effect such insurance or other form of financial assurance, with or from companies or persons and in forms reasonably acceptable to Landlord, as Landlord may from time to time reasonably request. Landlord may, but shall be under no obligation to, procure such insurance if Tenant fails to meet its obligation hereunder and Tenant agrees to pay to Landlord the cost thereof as additional rent, immediately upon demand.

(f) If Tenant’s use of the Leased Premises shall involve Hazardous Materials of any kind in any fashion, Landlord shall have the right to require Tenant to undertake and submit to Landlord a periodic environmental audit from a qualified environmental engineering firm or auditor which audit will evaluate Tenant’s compliance with the terms of this Lease and all Hazardous Material Laws.

EXHIBITS

54.  All exhibits attached to this Lease are made a part of this Lease.

EXHIBIT A :  Site Plan

EXHIBIT B :  Tenant Work

EXHIBIT C :   Move Out Standards

EXHIBIT D : Rules and Regulations

EXHIBIT E : Standards Sign Criteria

EXHIBIT F : Guaranty of Lease

INTENTIONALLY LEFT BLANK

IN WITNESS WHEREOF, the parties hereto, have signed, sealed and delivered this Lease in duplicate at Miami-Dade County, Florida, on the date and year above written

LANDLORD

PERC ENTERPRISES

/s/ Gary Ressler
GARY RESSLER, AGENT

2 WITNESSES EACH SIGNATURE

/s/ X

/s/ X

TENANT

CLR ROASTERS, INC.
2131 NW 72 Ave.
Miami, FL 333

Name: David S. Briskie
Title CFO
/s/ David S. Briskie

2 WITNESSES EACH SIGNATURE

/s/ X

/s/ X

EXHIBIT A

SITE PLAN
(See attached)

Landlord shall provide two (2) openings from the existing space to the expansion space.
Landlord shall paint the exterior of the Building.
Landlord authorizes Tenant to install code-compliant extraction fans per the Terms of the Lease.
__________ __________

EXISTING TRUCK DOORS
EXISTING TRUCK DOOR
EXISTING TRUCK DOOR
EXISTING TRUCK DOOR
WAREHOUSE AREA
TENANT 'A'
WAREHOUSE AREA
TENANT 'B' 24,040 S.F.
NEW MASONRY WALL
10'W X 10'H NEW OPENING
EXISTING TRUCK DOOR
EXISTING RAMP
EXISTING TRUCK DOORS
NEW MASONRY WALL
NEW 10'W X 10'H TRUCK DOORS (TYP OF 3)
EXISTING TRUCK WELL
EXISTING RAMP
EXISTING TRUCK DOORS
EXISTING RAMP
OFFICE AREA
OFFICE AREA
OFFICE AREA
EXISTING HANDICAP RAMP
EXISTING HANDICAP RAMP
EXISTING HANDICAP RAMP
PARTIALLY REMOVE EXISTING OFFICES TO ALLOW NEW TRUCK DOORS
NORTH

Proposed Building Plan 1/16'

OPTION # 2

EXHIBIT B

TENANT WORK

No changes, modifications or alterations shall be done to the Demised Premises without Landlord’s prior written consent and with any and all applicable permits as required by the appropriate governing authority. Any changes, modifications, or alternations requested by Tenant and approved by Landlord, shall be completed by Tenant’s contractor, at Tenant’s sole cost and expense. All work shall be completed by Tenant with all required permits and shall meet all applicable codes. Tenant shall provide specifications on all wiring, electrical, plumbing, mechanical, furniture, fixtures and equipment as may be necessary for Landlord to provide prior written approval as required herein.

Tenant shall submit its complete permit set of plans including architectural, electrical, plumbing, mechanical, furniture and life safety plans to Landlord for its prior written approval, which approval shall not be unreasonably withheld. Landlord shall respond within five (5) business days or the plans shall be considered approved by Landlord.

Tenant will pay for any utility charges, impact fees and equivalent residential connection fees (ERCs) associated with the Demised Premises during and after Tenant's construction of the Demised Premises.

Tenant will require any contractor or sub-contractor to remove and dispose of, at least once a week, all debris and rubbish caused by the Tenant's Work and upon completion to remove all temporary structures, debris and rubbish of whatever kind remaining on any part of the Building.

Tenant and/or Tenant's contractors and subcontractors shall be required to provide, in addition to the insurance required to be maintained by Tenant, the following types of insurance and the following minimum amounts naming Landlord and any other persons having interest in the whole Building as additional insureds as their interest may appear, issued by companies approved by Landlord.

(a)	Workmen's Compensation coverage with limits of at least $500,000 for the employer's liability coverage thereunder.
(b)
Builder's Risk-Completed Value fire and extended coverage covering damage to the construction and improvements to be made by Tenant in amounts at least equal to the estimated completed cost of said construction and improvements with 100% coinsurance protection.

(c)	Automobile Liability coverage with bodily injury limits of at least $500,000 per person. $1,000,000 per accident, and $500,000 per accident for property damage.

Original or duplicate policies for all of the foregoing insurance shall be delivered to Landlord before Tenant's Work is started and before any contractor's equipment is moved to any part of the Building. In all other respects the insurance coverage above mentioned shall comply with the provisions of this Lease.

All work done by Tenant to be by licensed contractors. Landlord may post notice of lien prohibition in accordance with the Lease.

Notwithstanding anything in the Lease to the contrary, Tenant shall not at any time make any alterations, improvements, demolitions and/or other modifications to the Demised Premises which would directly or indirectly cause the Common Areas and/or any other portion of the Building to be in violation of any applicable governmental and/or quasi- governmental laws, codes, rules and/or regulations including but not limited to the Americans with Disabilities Act.

EXHIBIT C

MOVE OUT STANDARDS

Landlord and Tenant agree that the Lease is hereby modified and supplemented as follows:

At the expiration of the Lease, Tenant shall surrender the Premises in the condition required in the Lease, and shall deliver all keys to Landlord. Before surrendering the Premises, Tenant shall remove all of its personal property and non permanent trade fixtures and such alterations or additions to the Premises made by Tenant as may be specified for removal thereof. If Tenant fails to remove its personal property and fixtures upon the expiration of the Lease, the same shall be deemed abandoned and shall become the property of the Landlord.

1.	Office and warehouse lights will be fully operational with all bulbs functioning.

2.	Dock Levelers & Roll Up Doors: Should be in comparable working condition to the condition as of the Commencement Date of the Lease.

3.	Dock Seals: Free of tears and broken backboards repaired.

4.
Warehouse Floor:      Swept with no racking bolts and other protrusions left in floor. Cracks should be repaired with an epoxy or polymer (but Tenant is responsible only for cracks caused by Tenant, its agents, employees, or contractors due to, for example, moving and/or storing items that exceed the floor load capacity of the warehouse floor, as opposed to cracks caused by the general settling of the foundation of the Building).

5.	Tenant-Installed Equipment & Wiring: Removed and space turned to original condition when originally leased. (Remove air lines, junction boxes, conduit, etc. to the ceiling line.)

6.	Walls: Sheetrock (drywall) damage should be patched and fire-taped so that there are no holes in either office or warehouse.

7.	Roof: Any Tenant-installed equipment must be removed and roof penetrations properly repaired by licensed roofing contractor.

8.	Signs: All exterior signs must be removed and holes patched and paint touched-up as necessary. All window signs should likewise be removed.

9.
Heating & Air Conditioning System: A written report from a licensed HVAC contractor within the last three months stating that all evaporative coolers and/or heaters within the warehouse are operational and safe and that office HVAC system is also in good and safe operating condition.

10.	Overall Cleanliness: Clean windows, sanitize bathroom(s), vacuum carpet, and remove any and all debris from office and warehouse. Remove all pallets and debris from exterior of Premises.

11.
Upon Completion: Contact Landlord's property manager to coordinate date of turning off power, turning in keys, and obtaining final Landlord inspection of Premises which, in turn, will facilitate refund of security deposit.

EXHIBIT D

RULES AND REGULATIONS

1. Return of Keys. At the end of the Term, Tenant shall promptly return to Landlord all keys for the Building and Premises which are in the possession of Tenant. In the event Tenant fails to return keys, Landlord may retain $250.00 of Tenant's security deposit for locksmith work and administration.

2. Water Fixtures. Tenant shall not use water fixtures for any purpose for which they are not intended, nor shall water be wasted by tampering with such fixtures. Any cost or damage resulting from such misuse by Tenant shall be paid for by Tenant.

3. Personal Use of Premises. The Premises shall not be used or permitted to be used for residential, lodging, or sleeping purposes or for the storage of personal effects or property not required for business purposes.

4. Animals. Tenant shall not bring any animals into the Building (except bona fide service animals), and shall not permit bicycles or other vehicles inside or on the sidewalks outside the Building except in areas designated from time to time by Landlord for such purposes.

5. Food and Beverages. Except for food preparation and vending machines for Tenant's employees, Tenant shall not permit on the Premises the use of equipment for dispensing food or beverages or for the preparation, solicitation of orders for, sale, serving, or distribution of food or beverages.

6. Refuse. Tenant shall place all refuse in proper receptacles provided by Tenant at its expense at the Premises or in receptacles (if any) provided by the Landlord for the Building, and shall keep sidewalks and driveways outside the Building, and lobbies, corridors, stairwells, ducts, and shafts of the Building, free of all refuse.

7. Proper Conduct. Tenant shall not conduct itself in any manner which is inconsistent with the character of the Building as a first quality building.

8. Music/Sound: Tenant, its officers, agents, servants and employees shall not permit the operation of any musical or sound producing instruments or device which may be heard outside Demised Premises or Building, or which may emanate electrical waves which will impair radio or television broadcasting or reception from or in Building.

9. Employees, Agents, and Invitees. In these Rules and Regulations, "Tenant" includes the employees, agents, invitees, and licensees of Tenant and others permitted by Tenant to use or occupy the Premises.

10. Tenant, its officers, agents, servants, and employees shall not block or obstruct any of the entries, passages, doors hallways or stairways of Building, or place empty containers or throw any rubbish, litter, trash, or material of any nature into such areas, or permit such areas to be used at any time except for ingress or egress of Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors or invitees.

11. The movement of furniture, equipment, machines, or materials within, into or out of the Demised Premises or Building shall be restricted to time, method and routing of movements as determined by Landlord upon request from Tenant and Tenant shall assume all liability and risk to property, Demised Premises and Building in such movement. Tenant shall not move furniture, machines, equipment, merchandise or materials within, into or out of the Building or Demised Premises without having first obtained a written permit from Landlord twenty-four (24) hours in advance. Safes, large files, electronic data processing equipment and other heavy equipment or machines shall be moved into Demised Premises or Building only with Landlord’s written consent and placed where directed by Landlord.

12.	No sign, door plaque, promotional banners, advertisement or notice shall be displayed, painted or affixed by Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors, or invitees in or any part of the outside of the Building or Demised Premises without prior written consent of Landlord and then only of such color, size, character, style and material and in such places as shall be approved and designated by Landlord. Signs on doors and entrances to Demised Premises shall be placed thereon by a contractor designated by Landlord and paid by Tenant.

13. Landlord will not be responsible for lost or stolen property, equipment, money or any article taken from Demised Premises or Building regardless of how or when loss occurs.

14. No additional locks shall be placed on any door or changes made to existing locks in Building without the prior written consent of Landlord, Landlord will furnish a key to each lock on doors in the Demised Premises and Landlord, upon request of Tenant, shall provide additional duplicate keys at Tenant’s expense, Landlord may at all times keep a passkey to the Demised Premises. All keys shall be returned to Landlord promptly upon termination of this Lease.

15. Tenant, its officers, agents, servants or employees shall do no painting or decorating in Demised Premises, or mark, paint or cut into, drive nail or screw into or in any way deface any part of the Demised Premises or Building without prior written consent of Landlord. If Tenant desires signal, communication, alarm or other utility service connection installed or changed, such work will be done at the expense of Tenant, with the approval and under the direction of Landlord.

16. All plate and other glass now in Demised Premises or Building which is broken through cause attributable Tenant, its officers, agents, servants, employees, patrons, licensees, customers, visitors or invitees shall be replaced by and at expense of Tenant under the direction of Landlord.

17. Tenant shall give Landlord prompt notice of all accidents to or defects in air conditioning equipment, plumbing, and electric facilities, or any part or appurtenance of Demised Premises.

18. The plumbing facilities shall not be used for any other purpose than that for which are constructed, and no foreign substance of any kind shall be thrown therein, and expense of any breakage, stoppage, or damage resulting by a violation of this provision shall be borne by Tenant.

19. All contractors and/or technicians performing work for Tenant within the Demised Premises or Building shall be referred to Landlord for approval before performing such work. This shall apply to all work including, but not limited to installation of telephones, computer equipment, electrical devises and attachments, and all installation affecting floors, walls, windows, doors, ceiling, equipment or any other physical feature of the Building or Demised Premises. Tenant shall do none of this work without Landlord’s written approval.

20. No showcases or other articles shall be put in front of or affixed to any part of the exterior of the Building, nor placed in the halls, corridors or vestibules without the prior written consent of Landlord.

21. Tenant shall be responsible for any damage to the Demised Premises, including carpeting and flooring, as a result of rust or corrosion of file cabinets, roller chairs, metal objects or spills of any type of liquid.

22. If the Premises demised to any Tenant becomes infested with vermin, such Tenant, at its sole cost and expense, shall cause its premises to be exterminated from time to time, to the satisfaction of Landlord, and shall employ such exterminators therefor as shall be approved by Landlord.

23. Tenant shall not install any antenna or serial wires, or radio or television equipment, inside or outside the Building, without Landlord’s prior approval in writing and upon such terms and conditions as may be specified by Landlord in each and every instance.

24.	Tenant shall not advertise the business, profession or activities of Tenant in any manner which violates the letter or spirit of any code of ethics adopted by any recognized association or organization pertaining thereto, or use the name of the Building for any purpose other than that of business address of Tenant or use any letterheads, envelopes, circulars, notices, advertisements, containers, or wrapping material, without Landlord’s express consent in writing.

25. Tenant, its officers, employees, servants, patrons, customers, licensees, invitees and visitors shall not solicit business in the Building’s parking facilities or Common Areas, nor shall Tenant distribute any handbills or other advertising matter in automobiles parked in the Building parking facilities.

26. Tenant shall not conduct its business in such manner as to create any nuisance, or interfere with, annoy disturb any other Tenant in the Building, or Landlord in its operation of the Building or commit waste or suffer permit waste to be committed in the Demised Premises, Building or parking facilities. In addition, Tenant shall not allow its officers, agents, employees, servants, patrons, customers, licensees and visitors to conduct themselves in such manner as to create any nuisance or interfere with annoy or disturb any other Tenant in the Building or commit waste or suffer or permit waste to be committed in the Demised Premises, Building or parking facilities.

27. Tenant, its officers, agents, servants and employees shall not use the Demised Premises or Building for housing, lodging or sleeping purposes or for the cooking or preparation of food without the prior written consent of the Landlord.

28. Neither Tenant nor any officers, agents, employee, servant, patron, customers, visitors, licensees or invitees of any Tenant shall go upon the roof of the Building without the written consent of the Landlord or authorization of the Landlord.

29. Tenant, its officers, agents, servants and employees shall not install or operate any refrigerating, heating, air conditioning apparatus or carry on any mechanical operation or bring into the Demised Premises or Building any inflammable fluids or explosives without written permission of Landlord.

30. The Landlord reserves the right to make such other reasonable Rules and Regulations from time to time as is determined to be necessary or appropriate for the safety, care, protection, cleanliness, and good order of the Building and its Tenants. Any such other Rules and Regulations shall be binding upon each Tenant with the same force and effect as if the same had been included herein and in existence at the time the Tenant acquired his interest in the Demised Premises.

EXHIBIT E

LANDLORD'S STANDARD SIGN CRITERIA

1. Tenant shall be responsible for the supply and installation of all signage, including a transformer, at the Tenant's sole expense. Tenant will be responsible for preparing and submitting sign plans and specifications to Landlord for approval prior to installation.

2. In order to preserve uniformity, quality and character, thereby maintaining aesthetic harmony throughout the total development of the Building, Landlord shall maintain approval of the design, construction, location and installation of all signs in the Building.

Tenant shall therefore, conform with the following:

I. SPECIFICATIONS:

A. Tenant shall be allowed one (1) outdoor facia sign in a width not to exceed 85% of the width of the Premises. The facia sign shall be comprised of individual reverse metal channel letters, of a size, style and finish specified by Landlord, back lighted by non-flashing neon. The vertical height for each letter shall not exceed 18 inches. Logos, if any, shall not exceed the size of one (1) typical letter.

B.	Electrical shall be as required by jurisdictional authority.

II. APPROVAL:

A. Tenant shall provide Landlord with signage plans for approval as set forth herein.

B. Landlord shall have the specific right of approval of size, content, colors, design, construction, and installation for all exterior and window signs and Tenant agrees that this approval right shall be absolute, so as to preserve the aesthetic harmony, uniformity, and decor of the Building. No sign work may be commenced until Landlord's final approval is obtained by Tenant.

C. Sign approval by Landlord shall not relieve Tenant from the requirement of complying with any and all governmental signage laws, ordinances, and regulations.

III. INSTALLATION AND REMOVAL OF SIGNS:

A. All signs and work shall be done at the Tenant's expense and in a good and workmanlike manner. Sign installation and electrical sign connections shall be performed by licensed sign contractors, which shall be designated or approved by Landlord. The sign company shall carry adequate insurance to cover any personal injury or damage to the property occurring during installation and removal of signs.

B. Any damage to the facia or canopy of the Building occurring during the installation and removal of the signs shall be paid for by the Tenant or repaired by the Tenant at its expense. Tenant, upon vacation of the Premises or removal or alteration of it's signs for any reason, shall be responsible for the repair, painting, and/or replacement of the surfaces where the signs were attached. All repair works have to be done to the satisfaction and approval of the Landlord.

EXHIBIT F

G U A R A N T Y  O F  L E A S E

ANNEXED TO AND FORMING A PART OF THE RETAIL LEASE DATED, SEPTEMBER 25 2012 BETWEEN PERC ENTERPRISES    , ("Landlord") and        CLR ROASTERS LLC. , a Florida Limited Liability Company ("Tenant").

The undersigned,     AL INTERNATIONAL, INC A DELAWARE CORP , jointly and severally (“Guarantor"), whose address is 2400 Boswell Rd Chula Vista, CA 91914 in consideration of the leasing of the Premises described in the annexed Lease to the above named Tenant, do hereby personally covenant and agree as follows:

I. If Tenant shall default in the performance of any of the covenants and obligations of said Lease on Tenant's part to be performed (including payment of all amounts due thereunder), then Guarantor will, on demand, perform the covenants and obligations of the Lease on Tenant's part to be performed and will, on demand, pay to Landlord any and all sums due to Landlord, including all damages and expenses that may arise in consequence of Tenant's default, and Guarantor does hereby waive all requirements of notice of the acceptance of this Guaranty and all requirements of notice of breach, notice of default or non-performance by Tenant.

II. This Guaranty is a guaranty of payment, and not of collection, for any sum of money owing from Tenant to Landlord.

III.	Guarantor hereby waives:

A. any right to require that any prior action be brought against Tenant;

B. any right to require that resort be had to any security or to any other credit in favor of Tenant; and

C.	all suretyship defenses generally, and the right to petition for the marshaling of assets.

IV.	This Guaranty shall remain and continue in full force and effect:

A. as to any renewal, extension, hold over, modification or amendment of the Lease (including any expansion of the Premises and any increase in Tenant's obligations to Landlord) and this Guaranty shall remain and continue in full force and effect as to the Lease even though Tenant may have subleased all or any portion of the Premises or assigned all or any portion of Tenant's interest in the Lease. Guarantor waives notice of any and all such renewals, extensions, hold overs, modifications, amendments, subleases or assignments;

B. even though Landlord may have waived one or more defaults by Tenant, extended the time of performance by Tenant, released, returned or misapplied other collateral given as additional security (including other guaranties) or released Tenant from the performance of its obligation under the Lease;

C. notwithstanding the institution by or against Tenant of bankruptcy, reorganization, readjustment, receivership or insolvency proceeding of any nature, or the disaffirmance of the Lease in any such proceedings or otherwise; and

D. until such time as Landlord has executed and delivered to Guarantor an instrument specifically releasing Guarantor, Guarantor may not be released by any actions or oral statements of Landlord or by implication.

V. If the Lease shall be terminated due to a default by Tenant, Guarantor shall (without in any way limiting its liability under any other provision of this Guaranty), at the request of and within the complete discretion of Landlord, enter into a new Lease with Landlord on the same terms and conditions as contained in the Lease immediately prior to its termination, commencing on the termination date of said Lease and ending on the expiration date of said Lease; this provision shall not, however, vest Guarantor with any right to demand or require such a new Lease from Landlord. Landlord shall have sole and absolute discretion as to whether or not such a new lease shall be required.

VI. Guarantor shall submit to Landlord annually, or at such other times as Landlord shall request, financial statements and such other financial information as Landlord shall require, which shall be audited by a certified public accountant if required by Landlord.

VII. Guarantors acknowledge receipt of valuable consideration received in their undertaking of this Lease, and it is acknowledged by the Guarantors that the Lease herein guaranteed is of benefit and value to the Guarantors and would not have been negotiated or consummated by Landlord without this Guaranty being executed and delivered by the Guarantors.

VIII. This Guaranty shall be applicable to and inure to the benefit of Landlord, its successors and assigns and shall be binding upon the heirs, representatives, successors and assigns of Guarantor.

IX. Guarantor may, at Landlord's option, be joined in any action or proceeding commenced by Landlord against Tenant in connection with and based upon any covenants and obligations in the Lease and/or this Guaranty, and Guarantor waives any demand by Landlord and/or prior action by Landlord of any nature whatsoever against Guarantor.

X. If this Guaranty is signed by more than one party, their obligations shall be joint and several and the release of one of such Guarantors shall not release any other such Guarantors.

XI. The liability of Guarantor is co-extensive with that of Tenant and also joint and several; an action may be brought against Guarantor and carried to final judgment either with or without making Tenant a party thereto.

XII. Until all of Tenant's obligations under said Lease are fully performed, Guarantor (1) waives any rights that Guarantor may have against Tenant by reason of any one or more payments or acts in compliance with the obligation of Guarantor under this Guaranty, and (2) subordinates any liability or indebtedness of Tenant held by Guarantor to the obligations of Tenant to Landlord under said Lease.

XIII. This Guaranty and the Lease shall be governed by, interpreted under the laws of, and enforced in the courts of the state in which the Premises are located.

XIV. Guarantor hereby waives the benefit of any statute of limitations affecting Guarantor's liability under this Guaranty and any plea or claim of lack of personal jurisdiction or improper venue in any action, suit or proceeding brought to enforce this Guaranty or any of the obligations arising hereunder. Guarantor specifically authorizes any such action to be instituted and prosecuted in any Circuit Court in the state in which the Premises are located or United States District Court of the state in which the Premises are located, at the election of Landlord, where venue would lie and be proper. Guarantor irrevocably appoints Tenant as its agent for service of process.

XV. Guarantor will pay to Landlord all of Landlord's expenses incurred in enforcing this Guaranty, including, but not limited to attorneys' fees and costs at the trial level and at all levels of appeal and in connection with any bankruptcy or administrative proceedings.

XVI. LANDLORD AND GUARANTOR HEREBY KNOWINGLY, VOLUNTARILY AND INTENTIONALLY WAIVE THE RIGHT EITHER MAY HAVE TO A TRIAL BY JURY IN RESPECT TO ANY LITIGATION BASED HEREON, OR ARISING OUT OF, UNDER OR IN CONNECTION WITH THIS GUARANTY AND ANY AGREEMENTS CONTEMPLATED HEREBY TO BE EXECUTED IN CONJUNCTION HEREWITH, OR ANY COURSE OF CONDUCT, COURSE OF DEALING, STATEMENTS (WHETHER VERBAL OR WRITTEN) OR ACTIONS OF THE PARTIES HERETO. THIS PROVISION IS A MATERIAL INDUCEMENT FOR THE LANDLORD'S ACCEPTANCE OF THIS GUARANTY.

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SIGNATURE/S ON NEXT PAGE

IN WITNESS WHEREOF, the undersigned has executed this Guaranty this 17th day of Sept. 2012

GUARANTOR(S):

/s/ David S. Briskie
David S. Briskie – Chief Financial Officer

FOR: AL INTERNATIONAL, INC A DELAWARE CORP

Witnesses:

/s/ X
/s/ X

STATE OF FLORIDA COUNTY OF MIAMI-DADE

Sworn to (or affirmed) and subscribed before me this   17      day of Sept., 2012 by

NOTARY PUBLIC-State of

Florida
Sign  /s/ Lisett Maestre
Print Lisett Maestre
(Seal)

Personally Known X ; OR Produced Identification  X
 Type of Identification Produced: